CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the combined Prospectus/Proxy Statement in this Registration Statement (Form N-14) of the Turner Technology Fund.

                                            /s/ ERNST & YOUNG
                                            Ernst & Young LLP


Philadelphia, Pennsylvania
June 13, 2006